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                                                                    EXHIBIT 99.1

[LAKES ENTERTAINMENT LOGO]                            NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
                                                      130 CHESHIRE LANE
                                                      MINNETONKA, MN  55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"
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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Thursday, December 16, 2004


                            LAKES SETTLES TAX DISPUTE
                               WITH GRAND CASINOS


MINNEAPOLIS, DECEMBER 16, 2004 -- LAKES ENTERTAINMENT, INC. (NASDAQ "LACO") today announced that it has entered into a settlement agreement with Grand Casinos, Inc. and its parent company, Park Place Entertainment Corporation (now known as Caesars Entertainment, Inc.). Under the agreement, Park Place has paid to Lakes $11,250,000 in cash in settlement of a tax dispute.

The dispute arose out of a tax allocation agreement between Lakes and Grand in connection with the spin-off of Lakes to the shareholders of Grand in 1998. Under the settlement agreement, if the Internal Revenue Service subsequently disallows the tax benefits that were the subject of the dispute, Lakes will reimburse Grand and/or Park Place for its share of the disallowed benefits.

Lyle Berman, Chairman and CEO of Lakes stated, "We are pleased that this settlement will provide Lakes with additional cash to utilize in its casino development and management business, as well as its other business activities."

Lakes Entertainment, Inc. currently has development and management agreements with three separate Tribes for one new casino operation in Michigan and two in California. Lakes also has agreements for the development of an additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. Additionally, the Company owns approximately 63% of WPT Enterprises, Inc. (Nasdaq "WPTE"), a separate publicly held media and entertainment company principally engaged in the development, production and marketing of gaming themed televised programming including the World Poker Tour television series, the licensing and sale of branded products and the sale of corporate sponsorships.

Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".




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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; reliance on Lakes' management; and the fact that the WPT shares held by Lakes are currently not liquid assets, and there is no assurance that Lakes will be able to realize value from these holdings equal to the current or future market value of WPT common stock. There are also risks and uncertainties relating to WPT that may have a material effect on the Company's consolidated results of operations or the market value of the WPT shares held by the Company, including WPT's significant dependence on the Travel Channel as a source of revenue; the potential that WPT's television programming will fail to maintain a sufficient audience; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPT's television programming; the risk that WPT may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPT's relationships with key licensing and strategic partners; and WPT's dependence on its senior management team. For more information, review the filings of the Company and WPT with the Securities and Exchange Commission.
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